Exhibit 99.3

AON PLC

OFFER TO EXCHANGE

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NOS. 00185A AA2, G0408V AA0 and G0408V AB8)

FOR

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NO. 00185A AB0)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, PURSUANT TO THE PROSPECTUS, DATED                    , 2013

To:             Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees

Aon plc (the “Company”) is offering, upon and subject to the terms and conditions set forth in the prospectus, dated                , 2013 (the “prospectus”), and the enclosed letter of transmittal (the “letter of transmittal”), to exchange (the “exchange offer”) its issued and outstanding 4.250% Notes Due 2042 (the “original notes”) for its 4.250% Notes Due 2042 that have been registered under the Securities Act of 1933, as amended. Aon Corporation will unconditionally guarantee the due and punctual payment of the principal, interest and other amounts due on the exchange notes when the same shall become due and payable. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreements, dated as of December 12, 2012, among the Company, as issuer, and the dealer managers for previous private exchange offers and the registration rights agreement, dated as of March 8, 2013, among the Company, as issuer, Aon Corporation, as guarantor, and the initial purchasers of a private offer, in each case resulting in the issuance of the original notes.

We are requesting that you contact your clients for whom you hold original notes regarding the exchange offer. For your information and for forwarding to your clients for whom you hold original notes registered in your name or in the name of your nominee, or who hold original notes registered in their own names, we are enclosing the following documents:

1. prospectus, dated                      , 2013;

2. The letter of transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold original notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer; and

4. Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To participate in the exchange offer, a duly executed and properly completed letter of transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent, and certificates representing the original notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the letter of transmittal and the prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the prospectus and the related documents to the beneficial owners of original notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of original notes pursuant to the exchange offer, except as set forth in Instruction 5 of the letter of transmittal.

Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer, at its address and telephone number set forth on the front of the letter of transmittal.

Very truly yours,

Aon plc

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures